EXHIBIT 5.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000	Richard W. Baskerville	Sean P. Moore
DES MOINES, IOWA 50309-2510	Bruce Graves	Nancy S. Boyd
	Steven C. Schoenebaum	James L. Pray	Valerie D. Bandstra	Patents and Trademarks
	Harold N. Schneebeck	Brenton D. Soderstrum	Alexander M. Johnson	G. Brian Pingel
TELEPHONE: (515) 242-2400	Paul D. Hietbrink	Michael D. Treinen	James S. Niblock	Camille L. Urban
FACSIMILE: (515) 283-0231	William C. Brown	Scott L. Long	Ann Holden Kendell
	Richard K. Updegraff	Ronni F. Begleiter	Rebecca A. Brommel
	Paul E. Carey	Miranda L. Hughes	Mark E. Roth
URL: www.ialawyers.com	Douglas E. Gross	Kelly D. Hamborg	Tina R. Thompson
	John D. Hunter	William E. Hanigan	Brian M. Green
	James H. Gilliam	Mary A. Ericson	Dustin D. Smith
	Robert D. Andeweg	Barbara B. Burnett	Adam W. Jones
	Alice Eastman Helle	Michael J. Green	Catherine C. Cownie	Of Counsel:
Offices in:	Michael R. Blaser	Michael A. Dee	Erick D. Prohs	Marvin Winick
West Des Moines, Iowa	Thomas D. Johnson	Danielle Dixon Smid	Laura N. Martino
Pella, Iowa	Christopher R. Sackett	Brian P. Rickert	Amy R. Piepmeier	Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2477
WRITER’S E-MAIL ADDRESS
hughes@ialawyers.com
November 23, 2005
Board of Governors
Gold Energy, LLC
1183 6th Street South
Wahpeton, North Dakota 58075
Re: 2005 Registration
Dear Board Members:
In connection with the proposed offer and sale of up to 75,000 units of the membership interests (the “Membership Units”) of Gold Energy, LLC (the “Company”), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:
1.	The Company’s Articles of Organization;

2.	The Company’s Member Control Agreement;

3.	The Company’s resolutions of the Board of Governors authorizing the issuance of units; and

4.	The Company’s Registration Statement, as filed by Gold Energy, LLC with the United States Securities and Exchange Commission on November___, 2005.
In rendering our opinions we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials and from members and other representatives of the Company as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.

November 23, 2005

We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law.
The opinions expressed herein shall be effective only as of the date of this opinion letter. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.
Based on our examination and inquiry, we are of the opinion that, upon effectiveness of the Registration Statement, and when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), the Membership Units will be legally issued, fully paid and non-assessable.
We consent to the discussion in the Registration Statement of this opinion and the reference to our firm and the filing of this opinion as an exhibit to the registration statement.
Sincerely,
Miranda L. Hughes